SCHEDULE 14C INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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FIRST INDIA DIVERSIFIED HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FIRST INDIA DIVERSIFIED HOLDINGS, INC.
Suite 40, 1010 University Avenue
San Diego, CA 92103
(888) 677-7811

INFORMATION STATEMENT

 NOTICE OF MEETING

Dear Shareholder:

            You are hereby notified that a Special Meeting of the Shareholders of First India Diversified Holdings, Inc. (the "Company") will be held on Friday, August 22, 2003, at 10a.m. at the corporate headquarters of the Company at Suite 40, 1010 University Avenue, San Diego, CA 92103.

            At that time the Shareholders of the Company will be asked to vote on the following matters:

1)                  Change the name of the Company to Cell Bio-Systems, Inc.; and

2)                  Reverse split the common stock of the Company so that 1 new share will be issued for each 4 shares that are presently issued and outstanding.

Your proxy is not being solicited and none should be sent. If you wish to vote on these matters you or your independently selected, unsolicited proxy holder should attend the meeting.

Yours truly,

S/Marc Pilkington

Marc Pilkington, President

SUMMARY

         We, at First India Diversified Holdings, Inc., are furnishing this information statement to you and our other shareholders in connection with an amendment of our Articles of Incorporation to:

-        reverse split the number of issued and outstanding shares of common stock, $.0001 par value per share, of the Company ("common stock") from 61,000,000 to 15,250,000 shares (the "share amendment") and

-        change the name of the Company to Cell Bio-Systems, Inc., from First India Diversifed Holdings, Inc. (the "name change amendment").

-           divide the authorized capital stock into 95,000,000 shares of common stock, par value $.0001 per share and 5,000,000 shares of preferred stock, par value $.0001 per share, granting to the Board of Directots of the Company the right to create such series and classes of preferred stock having such rights and preferences as the Board of Directors may, from time to time, and in their sole discretion, to so designate.

Our Board of Directors unanimously approved this amendment on July 15,  2003. The amendment is attached hereto as Appendix A. This amendment required approval by the holders of a majority of our outstanding common stock. This shareholder approval will be sought at a meeting of shareholders on August 22, 2003.

            At such meeting shareholder vote or approval will be sought to authorize the share amendment and the name change amendment. However, the controlling shareholder of the company has indicated that he will vote for the amendment.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is first being sent to you and our other shareholders on or about August 7, 2003.

RECORD DATE AND VOTING SECURITIES

         This Information Statement is being sent to shareholders of record at the close of business on July 10, 2003 (the "Record Date"). As of the Record Date, there were 61,000,000 shares of our sole class of common stock outstanding and entitled to vote in connection with the matters to be brought before the shareholder meeting.  Each outstanding common share is entitled to one vote. There are no other issued and outstanding securities of the Company entitled to vote in connection with these matters.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information as to the beneficial ownership of our common stock as of the Record Date of (i) each person that beneficially owns more than 5% thereof, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors. For purposes of the following table, the number of shares and percentage of ownership of our outstanding common stock that the named person beneficially owns includes shares of common stock that the named person has the right to acquire within 60 days of the Record Date upon exercise of outstanding stock options or conversion rights, but such shares are not included for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

Name/Address	Position	Number of Shares	Percentage of Class

David Koos	Chief Financial Officer, Secretary	51,000,000	83.6
Suite 40, 1010 University Avenue San Diego, CA 92103	Director

Marc Pilkington	President	-	-

Officers and		51,000,000	83.6
Directors As
A group of
2 Persons

DESCRIPTION OF SECURITIES

         Pursuant to our Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of our common stock, $.0001 par value per share. As of the date of the Record date, we had 61,000,000 shares of common stock outstanding. Following amendment of our Articles of Incorporation, we will still be authorized to issue up to 95,000,000 shares of our common stock and 5,000,000 shares of preferred stock.

         The following description of certain matters relate to our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, and bylaws. Our certificate of incorporation and bylaws and the warrant agreement will be provided upon request addressed to us. See "Where You Can Find Additional Information."

COMMON STOCK

         As holders of our outstanding shares of the common stock, your rights, privileges, disabilities and restrictions in general are as follows:

-        the right to receive ratably dividends, if any, as may be declared from time to time by our Board of Directors out of assets legally available therefore, subject to the payment of preferential dividends with respect to our then outstanding preferred stock;

-        the right to share ratably in all assets available for distribution to the common stock shareholders after payment of our liabilities in the event of our liquidation, dissolution and winding-up, subject to the prior distribution rights of the holders of our then outstanding preferred stock;

-        the right to one vote per share on matters submitted to a vote by our common stock shareholders;

-        no preferential or preemptive right and no subscription, redemption or conversion privilege with respect to the issuance of additional shares of our common stock; and

-        no cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our Board of Directors then subject to election.

In general, a majority vote of shares represented at a meeting of common stock shareholders at which a quorum (a majority of the outstanding shares of common stock) is present, is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of our then outstanding preferred stock and entitled to vote with the holders of our common stock.

PREFERRED STOCK

         Following the meeting of our shareholders described in this Information Statement, we expect to be authorized to issue up to 5,000,000 shares of preferred stock, having such rights and preferences as our Board of Directors may create from time to time.  At present, there is no authorized preferred stock.

TRANSFER AND WARRANT AGENT AND REGISTRAR

         Holladay Stock Transfer Company is the registrar and transfer agent of our common stock.

SHAREHOLDER ACTION

         Under our bylaws, the affirmative vote of the holders of a majority of our outstanding shares of the common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any act or action required of or by the holders of the common stock at a duly called meeting of the shareholders, except as otherwise provided by the New York Business Corporation Law.

         Under New York Business Corporation Law, our shareholders may take actions without the holding of a meeting by written consent. The written consent must be signed by all the holders of our sole class of voting stock. No action described here is being taken by written consent.

OWNERSHIP OF MANAGEMENT

         THE SHARE AMENDMENT. The Share Amendment, upon its approval by a majority vote of our shareholders pursuant to the shareholder consent attached to this Information Statement as part of Appendix A will not increase the authorized capital stock from the 100,000,000 shares. The Share Amendment is for the principal purpose of increasing the number of authorized shares of common stock, and creating preferred stock, available for future issuance to facilitate raising capital. It is also expected that the price of the common stock will trade in a more suitable range that will be more amenable to cash raising and utilization of our common stock for acquisition of various assets in the future including possibly other companies.

         As further purposes for increasing the availability of authorized shares of common stock, our Board of Directors believes that the authorized common stock is required to enable us to respond to business opportunities and to pursue objectives that may develop or arise in the future. Accordingly, our Board of Directors believes that it is in our best interest to reverse split the issued and outstanding shares of common stock down to approximately 15,250,000 shares. Our Board of Directors also believes that the availability of additional shares will provide us with the flexibility to issue both common and preferred stock for proper corporate purposes that may be identified by our Board of Directors from time to time, including financings, acquisitions, strategic business relationships or stock dividends and stock splits. Furthermore, our Board of Directors believes that the availability of additional shares of common stock will enable us to attract and retain talented employees through grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain a pro rata ownership interest, on a shareholder's percentage voting power.

         The authorized shares of common and preferred stock in excess of those issued will be available for issuance at times and for corporate purposes that our Board of Directors deems advisable without further action by our shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded. Upon issuance, these shares will have the same rights as the outstanding shares of common stock. Holders of either common or preferred stock do not have preemptive rights. Our Board of Directors does not intend to issue any common or preferred stock except on terms that the Board deems to be in our best interest and the best interests of our then-existing shareholders.

         The purpose of the Share Amendment is not to use the ability to issue additional common or preferred stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The Share Amendment is not in response to any effort by any party to accumulate material amounts of common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management. In addition, the Share Amendment is not part of a plan by management to recommend a series of similar amendments to our Board of Directors and our shareholders.

         This amendment will not result in the adjustment of the number of shares of common stock issuable upon exercise of outstanding stock options and warrants or the number of shares of common stock issuance upon exercise of stock options granted under our stock option plan. As of the Record Date, after giving full effect to the Amendment, of the 95,000,000 common shares authorized, approximately 79,750,000 shares will be available for issuance. All 5,000,000 shares of preferred stock would be available for issuance.

         As of the Record Date, there were 61,000,000 shares of issued common stock. Our common stock does not provide preemptive rights to purchase newly issued shares.

         NAME CHANGE AMENDMENT. On July 15, 2003, pursuant to an Assignment Agreement, the Company started a new business, the development, manufacture and sales of canula, medical devices used in liposuction. As a result of this change in business, our business focus and plan became the development and marketing of medical devices.

         In connection with the change in business our Board of Directors believes it is important that our corporate name be reflective of our future business enterprise. Accordingly, on July 15, 2003, our Board unanimously approved "Cell Bio-Systems, Inc." as our corporate name which requires amendment of our Articles of Incorporation (the "name change amendment"), which upon proper filing with the Secretary of State of New York, will change our name to "Cell-Bio Systems, Inc." A copy of the amendment to our Articles of Incorporation is attached as Appendix A.

EACH OUTSTANDING COMMON STOCK CERTIFICATE WILL REPRESENT THE NUMBER OF OLD COMMON SHARES SHOWN ON ITS FACE. THE OUTSTANDING COMMON STOCK CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES UNTIL REPRESENTED TO THE TRANSFER AGENT. DO NOT DESTROY YOUR PRESENT COMMON STOCK CERTIFICATES OR RETURN THEM TO US OR OUR TRANSFER AGENT. THEY CHANGE IN THE NUMBER OF SHARES WILL BE MADE WHEN THE CERTIFICATE IS PRESENTED FOR TRANSFER.

FIRST INDIA DIVERSIFIED HOLDINGS, INC.

BY: ___________________
        Marc Pilkington
        President

August 6, 2003

APPENDIX A

        STATE of  NEW YORK CERTIFICATE of AMENDMENT of CERTIFICATE of  INCORPORATION

Under Section 805 of the Business Corporation Law

  First: That at a meeting of the Board of Directors of NBC Food Corporation, formerly known as First India Diversified Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking consent of the majority shareholder. The resolution setting forth the proposed amendment is as follows:

 Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows:

            The name of this corporation (the "Corporation") shall be : Cell Bio-Systems, Inc.

Be It Further Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE IV" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock of all classes which this corporation is authorized to issue is one hundred million (100,000,000), consisting of ninety five million (95,000,000) shares of Common Stock, par value $.0001 per share (the "Common Stock"), and five million (5,000,000) shares of preferred stock, having such rights and preferences, and being divisible into such series and classes, as the Board of Directors may, in their sole discretion, create from time to time.  As of August 22, 2003 all shares of common stock of the corporation, then issued and outstanding, shall be exchanged for new common shares having the same rights and privileges at the ratio of one (1) new shares of common stock for each four (4) shares of the presently issued and outstanding common stock.

  Second: That thereafter, a properly noticed meeting of the shareholders was held on August 22, 2003, at which meeting a vote was taken to approve the resolutions attached hereto as Exhibit A, in accordance with Section 805 of the General Corporation Law of the State of New York in that the necessary number of shares as required by statute were voted in favor of the amendment. On August 22, 2003, holders of 51,000,000 (83.6%) of the voting stock out of the then existing 61,000,000 shares of common stock issued and outstanding, voted in favor of the resolutions so that as of July 14, 2003, the record date of the meeting, the Company's then issued and outstanding common shares shall be reverse split so that 1 new share will be issued and outstanding for each 4 old shares.
  Third: That said amendment was duly adopted in accordance with the provisions of Section 805 of the General Corporation Law of the State of New York.
  Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:
                Marc Pilkington, President